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                                                                    EXHIBIT 23.3
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                      Consent of Independent Accountants
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We hereby consent to the incorporation by reference in the Prospectus on Form
S-3 Registration Statement of Tele-Communications, Inc. of our report dated February 4, 1994, relating to the consolidated financial statements of TeleCable Corporation which appears on page 12 of the TCI Communications, Inc. and Tele-Communications, Inc. Current Report on Form 8-K dated August 26, 1994. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Price Waterhouse LLP

Price Waterhouse LLP

Norfolk, Virginia
December 28, 1994